UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

HARRIS ASSOCIATES INVESTMENT TRUST
(Name of Registrant as Specified In Its Charter)

111 S. Wacker Drive, Suite 4600 Chicago, Illinois 60606-4319
(Address of Principal Executive Offices)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

HARRIS ASSOCIATES INVESTMENT TRUST

Oakmark Fund

Oakmark Select Fund

Oakmark Equity and Income Fund

Oakmark Global Fund

Oakmark Global Select Fund

Oakmark International Fund

Oakmark International Small Cap Fund

Special Meeting of Shareholders

May 20, 2016

Urgent Request

PLEASE SUBMIT YOUR VOTE TODAY!

Dear Shareholder:	For your convenience, please utilize any of the following methods to submit your vote:

We recently sent proxy materials regarding the Special Meeting of Shareholders scheduled for May 20, 2016 at 10:00 a.m. Central Time.  To date, our records indicate that we have not yet received your vote.  If you have already voted, please disregard this notice and thank you.

1. By Internet. Log on to the website noted on your proxy card(s) or voting instruction form, enter the control number printed on the voting card(s), and follow the simple online instructions.

For the reasons set forth in the proxy materials, the Board of Trustees recommends that you vote “FOR” the proposals.  Your vote is important no matter how many shares you own.  We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the meeting and avoid the cost of additional solicitation.

2. By Touch-Tone Phone.

Call the toll-free number found on your voting card(s) or voting instruction form, and follow the simple instructions.

3. By Speaking to a Proxy Specialist.

Call 1-866-612-1831 to speak to a live proxy specialist.  We can answer your questions and record your vote.

If you have any questions regarding the proposals, or need duplicate proxy materials, please contact Computershare Fund Services at 1-866-612-1831.  Representatives are available Monday through Friday from 9:00 a.m. to 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time.  A copy of the proxy statement is also available on Computershare’s website at www.proxy-direct.com/oak-27338.

4. By Mail.

Simply return your signed and dated voting card(s) or voting instruction form in the envelope provided.

5.  Attend the Special Meeting of Shareholders on May 20, 2016.

Please try to utilize one of the options above to vote your shares, so your vote can be received in time for the meeting.

YOUR VOTE IS VERY IMPORTANT.  PLEASE VOTE YOUR SHARES TODAY!

Oakmark Needs Your Vote	Page 1 of 2

News & Insights from Oakmark

Oakmark Needs Your Vote

March 17, 2016

The Oakmark Funds mailed a Proxy Statement to our shareholders to vote on several important proposals at a shareholder meeting scheduled for May 20, 2016. We ask that you please review the Proxy Statement and proxy card provided to you via mail or e-delivery in early March. Your vote is important no matter how many shares you own and we ask that you please actively participate in the proxy process.

The purpose of the meeting is to seek your approval on a number of important proposals recommended by the Board of Trustees that affect each of the Funds. These proposals include investment and governance-related initiatives that are intended to improve the operations of the Funds. We are taking this opportunity to modernize certain older, less flexible provisions of the Funds’ documents as part of the meeting so that they are more consistent with existing industry standards.

After you have reviewed the materials, please submit your vote promptly by one of the following methods:

•   Online. Visit www.proxy-direct.com and follow the instructions. You will need your proxy card to vote.

•   By phone. Call 1-800-337-3503 and follow the recorded instructions. You will need your proxy card to vote.

•   By mail. You may vote by filling out the paper proxy card or voting instruction form.

•   In person. You may attend the shareholder meeting and vote at the meeting.

If you have any questions about any proposal or need assistance voting your shares, please contact our proxy solicitor, Computershare Fund Services, at (866) 612-1831.

This site is intended for residents of the U.S. only. The information on the website does not constitute an offer for products or services, or a solicitation of an offer to any person outside of the United States who is prohibited from receiving such information under the laws applicable to their place of citizenship, domicile or residence.

CUSIP identifiers have been provided by CUSIP Global Services, managed on behalf of the American Bankers Association by Standards and Poor’s Financial Services, LLC, and are not for use or dissemination in a manner that would serve as a substitute for any CUSIP service. The CUSIP Database, © 2011 American Bankers Association. “CUSIP” is a registered trademark of the American Bankers Association.

Investing in value stocks presents the risk that value stocks may fall out of favor with investors and underperform growth stocks during given periods.

Before investing in any Oakmark Fund, you should carefully consider the Fund’s investment objectives, risks, management fees and other expenses. This and other important information is contained in a Fund’s prospectus and summary prospectus. Please read the prospectus and summary prospectus carefully before investing. For more information, please call 1-800-OAKMARK (625-6275).

OAKMARK, OAKMARK FUNDS, OAKMARK INTERNATIONAL, and OAKMARK and tree design are trademarks owned or registered by Harris Associates L.P. in the U.S. and/or other countries.

Copyright 2016, Harris Associates Securities L.P., Distributor, Member FINRA.

Date of first use: January 24, 2013.

Site Map

http://oakmark-uat.titanclient.com/News/Oakmark-Needs-Your-Vote.htm	3/17/2016